Exhibit 99.1

Press Release

Pitney Bowes Announces Financial Results for Second Quarter of Fiscal Year 2024 and Provides a Progress Update on Strategic Initiatives

Company Updates Full Year Guidance Following Recent Value-Enhancing Actions and Strong First-Half Performance

STAMFORD, Conn, August 8, 2024 – Pitney Bowes (NYSE: PBI) (“Pitney Bowes” or the “Company”), a global shipping and mailing company that provides technology, logistics, and financial services, today announced the Company’s financial results for the second quarter of fiscal year 2024 and provided a progress update on the strategic initiatives announced on May 22, 2024, including the conclusion of the strategic review of the Global Ecommerce (“GEC”) segment. The Company also disclosed its updated full year guidance for Fiscal Year 2024 following recent value-enhancing actions and strong first-half performance.

Second Quarter Financial Highlights (Inclusive of GEC)

•	Revenue was $793 million, up 2% year-over-year
•	GAAP EPS was a loss of $0.14, including restructuring charges of $0.14
•	Adjusted EPS was $0.03, an improvement of $0.05 over prior year
•	Net loss of $25 million versus $142 million in prior year
•	Adjusted EBIT was $46 million, up 43% versus prior year
•	GAAP cash from operating activities was $93 million
•	Free Cash Flow was $83 million, an improvement of $94 million year-over-year

Update on Strategic Initiatives through August 8, 2024

•
GEC Exit: After conducting a comprehensive strategic review that was supported by independent legal and financial advisors, Pitney Bowes’ Board of Directors ("the Board") determined the optimal path to maximizing value for the Company was to support the decision of the independent fiduciaries of the entities representing a substantial majority of the GEC segment to sell a majority interest in these entities to an affiliate of Hilco Global ("Hilco"). This sale of the controlling interest occurred on August 8, 2024. Hilco intends to conduct an orderly liquidation of these entities (the "GEC Entities")`through a Chapter 11 process, which commenced with a bankruptcy filing on August 8, 2024. This path was determined to be in the best interest of the Company and the GEC Entities after an extensive review process. Notably, the GEC segment had been struggling to achieve profitability over the past several years in the face of macroeconomic and industry headwinds.

1

Pitney Bowes expects this exit path to ultimately result in the elimination of annualized net losses attributable to GEC that were $136 million for the most recent full fiscal year ended December 31, 2023. In connection with this path, Pitney Bowes anticipates that it will incur one-time costs not to exceed approximately $150 million, including providing the GEC Entities, subject to approval of the bankruptcy court, with an approximately $45 million delayed draw term loan to support the efficient liquidation through the Chapter 11 process. The parties anticipate that the liquidation and wind-down process, which will require certain court approvals, will conclude in early 2025.

The Company’s SendTech and Presort segments will continue to operate in the normal course and should not be impacted. Additionally, the Pitney Bowes Bank will continue to operate in the normal course and should not be affected by the GEC exit.

•
Cost Rationalization: As previously announced, the Company has identified and implemented approximately $70 million in annualized cost reductions since late May, including cost cuts at the corporate level as well as within SendTech and Presort. These cost reductions were in addition to anticipated savings that the Company estimates it will realize once it has exited the GEC segment. The Company reiterates its target of a total of $120 million to $160 million in annual savings related to its cost reduction initiatives.

•
Cash Optimization: Pitney Bowes’ cash optimization initiatives are already underway, beginning with the reduction of spending across the Company, which will be a direct benefit to free cash flow. The Company has repatriated $100 million of international cash and freed up approximately $40 million of cash from Pitney Bowes Bank year-to- date. The Company expects to repatriate an additional $25 million of overseas cash during the second half of the year and has also implemented a global cash pooling structure, which will enable it to maintain lower levels of cash in international jurisdictions moving forward. The Company now estimates it will be able to reduce go-forward cash needs by $240 million, increased from its initial goal of $200 million.

•
Balance Sheet Deleveraging: The Company believes that exiting GEC, reducing non- essential expenses and optimizing cash positions will allow Pitney Bowes to materially accelerate its deleveraging. As the Company continues to execute on its strategic initiatives, Company leadership plans to prioritize the elimination of high-cost debt and focus on enhancing the Company’s credit rating.

Due to the significant changes occurring at Pitney Bowes, slide 19 of the Q2 investor presentation on the Company's IR website includes an illustrative EBIT bridge to highlight what the Board and management believe to be the Company's strong underlying earnings potential after exiting the GEC Entities and executing on in-progress cost reduction initiatives. The presented illustrative EBIT (based on the Company's EBIT for the 12 months ended June 30, 2024) is $481 million after deducting the GEC segment losses (a substantial majority of which are attributable to the GEC Entities) from the trailing 12 months and assuming the midpoint of an estimated $120 million to $160 million in cuts resulting from cost reduction initiatives. Please note that this is a non-GAAP number and has been provided solely for the purpose of illustrating the earnings potential associated with the Company's current initiatives, and it is not a forecast of any future earnings period. We have not reconciled the illustrative EBIT bridge to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections of its components. Accordingly, a reconciliation of illustrative EBIT is not available without unreasonable effort.

Lance Rosenzweig, Interim Chief Executive Officer and a member of the Board, commented:

“Pitney Bowes reduced net loss from $142 million to $25 million and achieved $46 million in Adjusted EBIT for the second quarter, representing a 43% year-over-year improvement on relatively steady revenue. This improved performance reflects the organization’s commitment to being a more efficient and focused enterprise that leans into its core assets and strengths. Our progress in the quarter also reinforces the Company’s significant opportunity for continued cash flow and earnings growth, which will support pragmatic go-forward investments in the Company’s remaining, high-performing businesses. On behalf of the Board and management team, I want to thank our employees for embracing change and helping chart a brighter future during the past quarter, which was a period of considerable transition. I look forward to continuing to pursue enhanced value with our highly talented teams.

With respect to our four previously announced strategic initiatives, we have made significant progress over the past 75 days, including finishing our strategic review of GEC. We believe that the decision to immediately pursue an orderly wind-down of GEC will ultimately maximize value for the Company and drive stronger full-year results in 2025. Combined with cost reduction efforts and cash optimization progress, our recent actions should help accelerate the deleveraging of the balance sheet.”

Earnings per share results are summarized in the table below:

	Second Quarter
	2024	2023
GAAP EPS	$(0.14)	$(0.81)
Restructuring Charges (1)	$0.14	$0.09
CEO & Board Transition (2)	$0.01	-
Strategic Review Costs (3)	$0.02	-
Foreign Currency Gain on Intercompany Loans	$(0.00)	-
Gain on Debt Redemption	-	$(0.00)
Proxy Solicitation Fees	-	$0.02
Goodwill Impairment	-	$0.67
Adjusted EPS	$0.03	$(0.02)

(1)  Restructuring charges related to Pitney Bowes’ cost rationalization plan include severance.
(2)  CEO & Board Transition costs include legal fees incurred with the transition and recruiting costs related to the search for a new CEO or Board members
(3)  Strategic Review Costs include legal, accounting and other expenses related to the strategic review of GEC, including preparation for a potential GEC exit.

Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Second Quarter
($ millions)	2024	2023	% Change Reported
Revenue	$320	$328	(2%)
Adjusted Segment EBITDA	$111	$106	4%
Adjusted Segment EBIT	$101	$97	4%

Revenue decline was driven by near-term headwinds related to the Company’s product lifecycle. Shipping-related revenue grew 10%, partially offsetting the mailing decline.

Cost reduction actions and a favorable revenue mix from growth in Pitney Bowes’ high- margin digital shipping offerings drove higher Adjusted Segment EBITDA and EBIT.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Second Quarter
($ millions)	2024	2023	% Change Reported
Revenue	$147	$143	3%
Adjusted Segment EBITDA	$36	$29	25%
Adjusted Segment EBIT	$27	$20	32%

Presort sorted 3.6 billion pieces of mail in the quarter. Revenue per piece expansion drove revenue growth, while volumes declined 2% year-over-year.

Adjusted Segment EBITDA and EBIT growth due to higher revenue per piece, labor productivity gains from investments in automation and process improvements, and increased transportation efficiencies from network optimizations.

Global Ecommerce

Global Ecommerce provides business to consumer logistics services for domestic and cross-border delivery, returns and fulfillment.

	Second Quarter
($ millions)	2024	2023	% Change Reported
Revenue	$326	$305	7%
Adjusted Segment EBITDA	$(17)	$(23)	26%
Adjusted Segment EBIT	$(31)	$(37)	17%

Revenue growth was driven by a 10% increase in domestic parcel revenue from higher volumes.

Prolonged industry headwinds resulted in lower revenue per piece and a decline in domestic parcel gross profit. Expense reduction drove improvement in Adjusted Segment EBITDA and EBIT.

Updated Full Year 2024 Guidance

Pitney Bowes is updating its full-year 2024 guidance to reflect the exit of GEC, incremental cost saving initiatives and strong first-half performance.

Full year 2024 guidance and comparison to 2023 exclude the financial results of the GEC Entities, which the Company expects will be reflected in discontinued operations.

Pitney Bowes expects full-year revenue growth to range from flat to a low-single-digit decline.

The Company also expects full-year EBIT of $340 million to $355 million.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 5:00 p.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s website at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500.

Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Contacts:

For Investors:

Alex Brown, 203.351.7639
investorrelations@pb.com

For Media:

Longacre Square Partners
Joe Germani / Jessica McDougall
jgermani@longacresquare.com / jmcdougall@longacresquare.com

Use of Non-GAAP Measures
Pitney Bowes’ financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS), revenue growth on a comparable basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, CEO & Board transition costs, strategic review costs, goodwill impairment charges, foreign currency gains and losses on intercompany loans, gains, losses and costs related to acquisitions and dispositions, gains and losses on debt redemptions and other unusual items. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of the Company’s core business operating performance. Management believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides investors better insight into the amount of cash available for other discretionary uses.

Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Adjusted Segment EBIT excludes interest, taxes, unallocated corporate expenses, foreign currency gains and losses on intercompany loans, restructuring charges, goodwill impairment, CEO & Board transition costs, strategic review costs and other items not allocated to a business segment. The Company also reports Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/ investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance, future events or conditions, and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with Pitney Bowes’ announced strategic initiatives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the potential adverse effects of the GEC exit and wind-down and related transactions on the Company’s operations, management and employees and the risks associated with operating the business during the restructuring process and exit from the GEC business; risks and uncertainties associated with the GEC exit and wind-down and related transactions, including the ability to achieve the anticipated benefits therefrom; the ability to successfully implement the Company’s 2024 worldwide cost reduction initiative, the Company’s cost rationalization and optimization initiatives and to achieve expected cost reductions and improved efficiencies in connection therewith; the loss of some of Pitney Bowes’ larger clients in the Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or the Company’s contractual relationships with the USPS or their performance under those contracts; the impacts of higher interest rates and the potential for future interest rate increases on Pitney Bowes’ cost of debt; and other factors as more fully outlined in the Company's 2023 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2024. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three ended June 30, 2024 and 2023, and consolidated balance sheets at June 30, 2024 and December 31, 2023 are attached.

2024 worldwide cost reduction initiativeConsolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

Three months ended June 30          Six months ended June 30
2024                    2023                    2024                    2023
Revenue:
Business services          $          506,666                    $          473,497                    $          1,042,263                    $          996,988
Support services          94,012                    103,315                    190,345                    208,599
Financing          67,539                    66,702                    135,202                    133,751
Equipment sales          72,753                    79,451                    150,156                    162,061
Supplies          35,509                    36,505                    72,230                    75,340
Rentals          16,691                    17,011                    33,483                    34,280
Total revenue          793,170                    776,481                    1,623,679                    1,611,019

Costs and expenses:
Cost of business services          429,756                    410,638                    876,123                    856,955
Cost of support services          31,664                    35,018                    64,719                    71,858
Financing interest expense          15,965                    14,763                    32,568                    29,299
Cost of equipment sales          50,314                    56,180                    102,873                    113,351
Cost of supplies          10,358                    10,884                    20,553                    22,109
Cost of rentals          4,433                    5,142                    9,117                    10,570
Selling, general and administrative          220,008                    222,549                    436,205                    464,669
Research and development          9,108                    10,274                    18,589                    20,767
Restructuring charges          31,843                    22,443                    36,158                    26,042
Goodwill impairment          -                    118,599                    -                    118,599
Interest expense, net          28,767                    22,920                    56,533                    45,262
Other components of net pension and postretirement income          (382)                    (1,751)                    (769)                    (3,461)
Other income          -                    (228)                    -                    (3,064)
Total costs and expenses          831,834                    927,431                    1,652,669                    1,772,956

Loss before taxes
(38,664)
(150,950)
(28,990)
(161,937)
Benefit for income taxes          (13,797)                    (9,415)                    (1,238)                    (12,665)
Net loss          $          (24,867)                    $          (141,535)                    $          (27,752)                    $          (149,272)

Net loss per share:
Basic          $          (0.14)                    $          (0.81)                    $          (0.16)                    $          (0.85)
Diluted          $          (0.14)                    $          (0.81)                    $          (0.16)                    $          (0.85)
ighted-average shares used in diluted earnings per share
17,96                   177,872                    175,094

(Unaudited; in thousands) Assets          June 30,2024                    December 31,
2023 Current assets:          Cash and cash equivalents          $          590,147                    $          601,053
Short-term investments          21,852                    22,166
Accounts and other receivables, net          266,172                    342,236
Short-term finance receivables, net          541,957                    563,536
Inventories          76,500                    70,053
Current income taxes          7,850                    564 Other current assets and prepayments          101,263                    92,309 Total current assets          1,605,741                    1,691,917
Property, plant and equipment, net          359,452                    383,628
Rental property and equipment, net          22,334                    23,583
Long-term finance receivables, net          625,734                    653,085
Goodwill          727,613                    734,409
Intangible assets, net          54,339                    62,250
Operating lease assets          297,638                    309,958 Noncurrent income taxes          58,063                    60,995
Other assets          327,488                    352,360
Total assets          $          4,078,402                    $          4,272,185
Liabilities and stockholders' deficit Current liabilities:           Accounts payable and accrued liabilities          $          843,148                    $          875,476
Customer deposits at Pitney Bowes Bank          628,711                    640,323
Current operating lease liabilities          61,143                    60,069
Current portion of long-term debt          57,290                    58,931 Advance billings          86,339                    89,087
Current income taxes          1,556                    6,523
Total current liabilities          1,678,187                    1,730,409
Long-term debt          2,065,034                    2,087,101
Deferred taxes on income          193,835                    211,477
Tax uncertainties and other income tax liabilities          14,538                    19,091 Noncurrent operating lease liabilities          263,758                    277,981
Other noncurrent liabilities          290,939                    314,702
Total liabilities          4,506,291                    4,640,761
Stockholders' deficit:
Common stock          270,338                    270,338
Retained earnings          2,948,959                    3,077,988
Accumulated other comprehensive loss          (865,523)                    (851,245)
Treasury stock, at cost          (2,781,663)                    (2,865,657)
Total stockholders' deficit          (427,889)                    (368,576)

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended June 30			Six months ended June 30		
	2024	2023	% Change	2024	2023	% Change
Sending Technology Solutions						
Revenue, as reported	$ 320,155	$ 328,325	(2%)	$ 647,592	$ 663,320	(2%)
Impact of currency on revenue	1,420			1,345		
Revenue, constant currency	$ 321,575	$ 328,325	(2%)	$ 648,937	$ 663,320	(2%)
Presort Services						
Revenue, as reported	$ 146,858	$ 143,107	3%	$ 316,665	$ 302,009	5%
Global Ecommerce						
Revenue, as reported	$ 326,157	$ 305,049	7%	$ 659,422	$ 645,690	2%
Impact of currency on revenue	(73)			(789)		
Revenue, constant currency	$ 326,084	$ 305,049	7%	$ 658,633	$ 645,690	2%
Consolidated						
Revenue, as reported	$ 793,170	$ 776,481	2%	$ 1,623,679	$ 1,611,019	1%
Impact of currency on revenue	1,347			556		
Revenue, constant currency	$ 794,517	$ 776,481	2%	$ 1,624,235	$ 1,611,019	1%

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended June 30							
	2024			2023			% change	
	Adjusted Segment EBIT [1]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT [1]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 100,967	$ 9,697	$ 110,664	$ 96,848	$ 9,381	$ 106,229	4%	4%
Presort Services	27,048	8,955	36,003	20,429	8,337	28,766	32%	25%
Global Ecommerce	(30,935)	14,122	(16,813)	(37,483)	14,622	(22,861)	17%	26%
Segment total	$ 97,080	$ 32,774	$ 129,854	$ 79,794	$ 32,340	$ 112,134	22%	16%
Reconciliation of Segment Adjusted EBITDA to Net Loss:								
Interest expense, net			(44,732)			(37,683)		
Benefit for income taxes			13,797			9,415		
Segment depreciation and amortization			(32,774)			(32,340)		
Unallocated corporate expenses			(51,275)			(47,709)		
Restructuring charges			(31,843)			(22,443)		
Goodwill impairment			-			(118,599)		
Foreign currency gain on intercompany loans			712			-		
CEO and Board transition costs			(2,631)			-		
Strategic Review costs			(5,975)			-		
Proxy solicitation fees			-			(4,538)		
Gain on debt redemption			-			228		
Net loss			$ (24,867)			$ (141,535)		

	Six months ended June 30							
	2024			2023			% change	
	Adjusted Segment EBIT [1]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT [1]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	202,245	19,693	221,938	192,485	18,831	211,316	5%	5%
Presort Services	67,377	17,713	85,090	47,334	16,860	64,194	42%	33%
Global Ecommerce	$ (66,362)	$ 28,155	$ (38,207)	$ (70,655)	$ 29,053	$ (41,602)	6%	8%
Segment total	$ 203,260	$ 65,561	$ 268,821	$ 169,164	$ 64,744	233,908	20%	15%
Reconciliation of Segment EBITDA to Net Loss:								
Interest expense, net			(89,101)			(74,562)		
Benefit for income taxes			1,238			12,665		
Segment depreciation and amortization			(65,561)			(64,744)		
Unallocated corporate expenses			(101,045)			(104,058)		
Restructuring charges			(36,158)			(26,042)		
Goodwill impairment			-			(118,599)		
Foreign currency gain on intercompany loans			5,350			-		
CEO and Board transition costs			(2,631)			-		
Strategic Review costs			(8,665)			-		
Proxy solicitation fees			-			(10,905)		
Gain on debt redemption			-			3,064		
Net loss			$ (27,752)			$ (149,273)		

(1) Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, goodwill impairment, and other items that are not allocated to a business segment.

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Results

(Unaudited; in thousands, except per share amounts)

	Three months ended June 30		Six months ended June 30	
	2024	2023	2024	2023
Reconciliation of reported net loss to adjusted EBIT and adjusted EBITDA				
Net loss	$ (24,867)	$ (141,535)	$ (27,752)	$ (149,272)
Provision (benefit) for income taxes	(13,797)	(9,415)	(1,238)	(12,665)
Income (loss) before taxes	(38,664)	(150,950)	(28,990)	(161,937)
Restructuring charges	31,843	22,443	36,158	26,042
Goodwill impairment	-	118,599	-	118,599
Foreign currency gain on intercompany loans	(712)	-	(5,350)	-
CEO and Board transition costs	2,631	-	2,631	-
Strategic Review costs	5,975	-	8,665	-
Proxy solicitation fees	-	4,538	-	10,905
Gain on debt redemption	-	(228)	-	(3,064)
Adjusted net income before tax	1,073	(5,598)	13,114	(9,455)
Interest, net	44,732	37,683	89,101	74,561
Adjusted EBIT	45,805	32,085	102,215	65,106
Depreciation and amortization	40,734	39,873	81,613	79,770
Adjusted EBITDA	$ 86,539	$ 71,958	$ 183,828	$ 144,876

	Three months ended June 30		Six months ended June 30	
	2024	2023	2024	2023
Reconciliation of reported diluted loss per share to adjusted diluted loss per share				
Diluted loss per share	$ (0.14)	$ (0.81)	$ (0.16)	$ (0.85)
Restructuring charges	0.14	0.09	0.16	0.11
Goodwill impairment	-	0.67	-	0.67
Foreign currency gain on intercompany loans	-	-	(0.02)	-
CEO and Board transition costs	0.01	-	0.01	-
Strategic Review costs	0.02	-	0.04	-
Proxy solicitation fees	-	0.02	-	0.05
Gain on debt redemption	-	-	-	(0.01)
Adjusted diluted loss per share	$ 0.03	$ (0.02)	$ 0.03	$ (0.04)

The sum of the earnings per share amounts may not equal the totals due to rounding.

	Three months ended June 30		Six months ended June 30	
	2024	2023	2024	2023
Reconciliation of reported net cash from operating activities to free cash flow				
Net cash from operating activities	$ 92,854	$ (44)	$ 80,329	$ (39,758)
Capital expenditures	(21,136)	(25,980)	(41,093)	(54,646)
Restructuring payments	11,708	8,242	26,697	12,883
Proxy solicitation fees paid	-	7,244	-	10,282
Free cash flow	$ 83,426	$ (10,538)	$ 65,933	$ (71,239)